[ORTHOFIX LOGO] [GRAPHIC OMITTED]

                                                           FOR IMMEDIATE RELEASE
Contacts:
---------
Charles W. Federico, Group President and CEO, Orthofix International, N.V., 704/948-2600
Thomas Hein, CFO, Orthofix International, N.V., 704/948-2600


           Orthofix International, N.V. Welcomes German Director with
               International Health Care Experience to its Board

HUNTERSVILLE, N.C., February 16, 2005 -- Orthofix International, N.V. (NASDAQ:
OFIX) is pleased to announce the appointment of a new independent director, Stefan Widensohler, who will join the Board with immediate effect.

Mr. Widensohler is the President and CEO of KRAUTH medical group, a leading European medical supply distributor consisting of different companies serving various areas within the European - primarily German - Healthcare Market by offering innovative Product- and Service concepts.

Previously, he was General Manager of MEDICALIS, now a GE Company, focusing on turn-key-project-management of hospital departments with special focus on the operating room area.

Mr. Widensohler is an economics graduate from the Private Academy of Bad Harzburg, Germany. He is Deputy Chairman of the Board of BV-Med, the German Health Industry Manufacturers' Association and is an Active Member of the German Economic Council.

He presently also serves as a Member of the Board of Directors of St. Jude Medical, Inc., Minneapolis, USA.

"The addition of Mr. Widensohler will further strengthen the Board of Orthofix thanks to his international experience in the health care field. His joining the Board will reinforce the company's reputation as a major global player in the orthopedic medical device industry," said Charles W. Federico, Group President and Chief Executive Officer of Orthofix.

Two Directors of the Board, Mr. E. Hartsuiker and Mr. Alberto C. d'Abreu de Paulo decided to retire after 17 years of faithful service to the company. Their valuable contributions to the company since its very beginning were gratefully acknowledged.


About Orthofix International, N.V.

Orthofix International N.V., a global diversified orthopedic products company, offers a broad line of minimally invasive surgical, as well as non-surgical, products for the spine, reconstruction, and trauma market sectors that address the lifelong bone-and-joint health needs of patients of all ages--helping them achieve a more active and mobile lifestyle. Orthofix's products are widely distributed around the world to orthopedic surgeons and patients--via Orthofix's sales representatives and its subsidiaries, including Breg Inc., and via partnerships with other leading orthopedic product companies, such as Medtronic Sofamor Danek, Stryker Howmedica, and Kendall Healthcare. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, the Cleveland Clinic Foundation, Innovative Spinal Technologies and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.
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Forward-Looking Statements
This news release contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix, and are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the integration of the businesses of Orthofix and Breg, unanticipated expenditures, changing relationship with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy and other factors described in the most recent report on Form 10-K and other periodic reports filed by Orthofix with the Securities and Exchange Commission.

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